Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors
Bogen Communications International, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-21245) on Form S-8 and (No. 33-99662) on Form S-3 of Bogen Communications International, Inc of our report dated March 7, 1998, with respect to the consolidataed balance sheets of Speech Design GmbH and Subsidiaries as of December 31, 1997 and 1996, and the related statements of income and cash flows for the two years then ended.


                                                     Coopers & Lybrand

Munich, Germany
March 31, 1998